       Report of Independent
Registered Public Accounting
Firm

The Board of Directors and Shareholders
Prospector Funds, Inc.
In planning and performing our audits of the
financial statements of Prospector Funds, Inc.,
comprised of, the Prospector Capital Appreciation
Fund and the Prospector Opportunity Fund (the
Funds), as of and for the year ended December 31,
2017, in accordance with the standards of the
Public Company Accounting Oversight Board
(United States), we considered the Funds internal
control over financial reporting, including controls
over safeguarding securities, as a basis for
designing our auditing procedures for the purpose
of expressing our opinion on the financial
statements and to comply with the requirements of
Form N-SAR, but not for the purpose of expressing
an opinion on the effectiveness of the Funds
internal control over financial reporting.
Accordingly, we express no such opinion.
The management of the Funds is responsible for
establishing and maintaining effective internal
control over financial reporting. In fulfilling this
responsibility, estimates and judgments by
management are required to assess the expected
benefits and related costs of controls. A funds
internal control over financial reporting is a process
designed to provide reasonable assurance regarding
the reliability of financial reporting and the
preparation of financial statements for external
purposes in accordance with generally accepted
accounting principles. A funds internal control over
financial reporting includes those policies and
procedures that (1) pertain to the maintenance of
records that, in reasonable detail, accurately and
fairly reflect the transactions and dispositions of the
assets of the funds; (2) provide reasonable
assurance that transactions are recorded as
necessary to permit preparation of financial
statements in accordance with generally accepted
accounting principles, and that receipts and
expenditures of the funds are being made only in
accordance with authorizations of management and
directors of the funds; and (3) provide reasonable
assurance regarding prevention or timely detection
of unauthorized acquisition, use or disposition of a
funds assets that could have a material effect on the
financial statements.
Because of its inherent limitations, internal control
over financial reporting may not prevent or detect
misstatements. Also, projections of any evaluation
of effectiveness to future periods are subject to the
risk that controls may become inadequate because
of changes in conditions, or that the degree of
compliance with the policies or procedures may
deteriorate.
A deficiency in internal control over financial
reporting exists when the design or operation of a
control does not allow management or employees,
in the normal course of performing their assigned
functions, to prevent or detect misstatements on a
timely basis. A material weakness is a deficiency,
or a combination of deficiencies, in internal control
over financial reporting, such that there is a
reasonable possibility that a material misstatement
of the funds annual statement will not be prevented
or detected on a timely basis.
Our consideration of the Funds internal control over
financial reporting was for the limited purpose
described in the first paragraph and would not
necessarily disclose all deficiencies in internal
control that might be material weaknesses under
standards established by the Public Company
Accounting Oversight Board (United States).
However, we noted no deficiencies in the Funds
internal control over financial reporting and its
operation, including controls over safeguarding
securities, which we consider to be a material
weakness as defined above as of December 31,
2017.
This report is intended solely for the information
and use of management and the Board of Directors
of Prospector Funds, Inc. and the Securities and
Exchange Commission and is not intended to be
and should not be used by anyone other than these
specified parties.

/s/ Ernst & Young LLP
Chicago, Illinois
February 23, 2018